Exhibit 4

APPENDIX 2

Key Tables for the Interim Profit Announcement

24 April 2006

As referred to in the market release dated 24 April 2006

PROFIT & LOSS

$m	Half Year March 06	Half Year Sept 05	Half Year March 05	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Net interest income		2,702	2,557
Non-interest income		1,850	1,604
Net operating income		4,552	4,161
Operating expenses		(2,088)	(2,071)
Underlying performance		2,464	2,090
Impairment losses on loans		(179)	(203)
Profit from ordinary activities before income tax		2,285	1,887
Income tax expense		(683)	(540)
Net profit		1,602	1,347
Net profit attributable to outside equity interests		(165)	(86)
Net profit attributable to equity holders of Westpac Banking Corporation (WBC)		1,437	1,261
Treasury shares		12	20
Other equity distributions		26	23
TPS revaluations		(15)	40
Cash earnings		1,460	1,344

KEY FINANCIAL DATA

	Half Year March 06	Half Year Sept 05	Half Year March 05	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Shareholder value
Cash earnings per ordinary share (cents)		78.5	73.0
Earnings per ordinary share (cents)		78.9	69.9
Economic profit ($ m)		1,059	974
Weighted average ordinary shares (millions) - Statutory		1,854	1,836
Weighted average ordinary shares (millions) - Underlying		1,860	1,842
Fully franked dividends per ordinary share (cents)		51	49
Dividend payout ratio - cash earnings (%)		65.0	67.1
Net tangible assets per ordinary share ($)		5.69	5.31

Productivity and efficiency
Expense to Income ratio (%)		45.9	49.8
Full-time equivalent staff (FTE)		27,138	26,890

Business Performance
Net interest margin (%)		2.45	2.44
Average interest earning assets ($ m)		225,885	221,676

SUMMARY BALANCE SHEET

$m	31 March 2006	30 Sept 2005	31 March 2005	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Assets
Cash		1,845	2,038
Due from other financial institutions		15,363	14,984
Trading assets and available-for-sale securities		14,462	15,584
Derivative financial instruments		9,944	10,859
Loans and acceptances		202,922	196,989
Life insurance assets		13,595	12,553
Other assets		8,305	7,947
Total assets		266,436	260,954
Liabilities
Due to other financial institutions		10,654	8,137
Deposits		149,252	145,607
Derivative financial instruments		10,514	11,162
Debt issues		48,754	49,984
Acceptances		4,864	5,127
Life insurance policy liabilities		11,717	11,250
Loan capital		4,214	4,762
Other liabilities		9,574	9,070
Total liabilities		249,543	245,099
Equity
Equity attributable to equity holders of WBC		13,561	12,196
Minority interests		3,332	3,659
Total equity		16,893	15,855

KEY FINANCIAL DATA

	Half Year March 06	Half Year Sept 05	Half Year March 05	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Profitability and capital adequacy
Return on average adjusted ordinary equity		22.4%	21.0%
Cash earnings to average adjusted ordinary equity		22.3%	22.0%
Total capital ratio		9.7%	10.0%
Tier 1 capital ratio		7.2%	7.1%
Adjusted common equity to risk weighted assets (ACE)		5.4%	5.2%
Risk weighted assets ($m)		170,369	162,038
Total committed exposures ($m)		320,183	308,206
Average ordinary equity ($m)		13,043	12,258
Average total equity ($m)		16,284	16,033
Asset quality
Net impaired assets to equity and collectively assessed provisions (2005: general provision)		1.6%	2.2%
Individually assessed provisions to total impaired assets (2005: specific provision)		40.7%	42.5%
Collectively assessed provisions (2005: general provision) to non-housing loans and acceptances		1.5%	1.4%
Collectively assessed provision (2005: general provision) to risk weighted assets		0.9%	0.9%
Total provisions to gross loans		0.9%	0.9%
Total impairment losses on loans charge to average loans and acceptances annualised (basis points)		18	21
Impairment losses on loans written off to average gross loans and acceptances (basis points)		20	14

REVIEW OF EARNINGS

$m	Half Year March 06	Half Year Sept 05	Half Year March 05	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Net interest income		2,702	2,557
Non-interest income		1,850	1,604
Net operating income		4,552	4,161
Operating expenses		(2,088)	(2,071)
Underlying performance		2,464	2,090
Impairment losses on loans		(179)	(203)
Profit from ordinary activities before income tax		2,285	1,887
Income tax expense		(683)	(540)
Net profit		1,602	1,347
Net profit attributable to outside equity interests		(165)	(86)
Net profit attributable to equity holders of Westpac Banking Corporation (WBC)		1,437	1,261
Treasury shares		12	20
Other equity distributions		26	23
TPS revaluations		(15)	40
Cash earnings		1,460	1,344

$m	Half Year March 06	Half Year Sept 05	Half Year March 05	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Reported net interest income		2,702	2,557
Less adjustments:
AASB 132/139 adjustments		—	—
Adjusted net interest income		2,702	2,557

Margins

$m	Half Year March 06	Half Year Sept 05	Half Year March 05	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Net Interest Income		2,702	2,557
Tax equivalent gross-up		78	136
Adjusted Net Interest Income		2,780	2,693
Average Interest Earning Assets		225,885	221,676
Net Interest Average Margin (%)		2.45%	2.44%

Non-interest income

$m	Half Year March 06	Half Year Sept 05	Half Year March 05	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Reported non-interest Income		1,850	1,640
Less adjustments:
AASB 132/139 adjustments		—	—
Accounting reclassifications		(140)	4
Adjusted non-interest income		1,710	1,608

Financial Markets

				% Mov’t	% Mov’t
Financial Markets Income	Half Year	Half Year	Half Year	Sept 05-	Mar 05-
$m	March 06	Sept 05	March 05	Mar 06	Mar 06
Product
Foreign exchange		100	114
Capital Markets		44	70
Other		24	14
Total financial markets product income		168	198
Income classification
Net interest income		12	2
Non-interest income		156	196
Trading income		142	181
Dividend income		10	20
Other non-interest income		4	(5)
Total financial markets product income		168	198

Operating expenses

				% Mov’t	% Mov’t
	Half Year	Half Year	Half Year	Sept 05-	Mar 05-
$m	March 06	Sept 05	March 05	Mar 06	Mar 06
Reported expenses		(2,088)	(2,071)

Less adjustments:

AASB 132/139 adjustments		—	—
Accounting reclassifications		2	10

Movement in translation of NZ$ expenses to A$		(1)	—
Adjusted expenses		(2,087)	(2,061)

Net profit attributable to outside equity interests

				% Mov’t	% Mov’t
	Half Year	Half Year	Half Year	Sept 05-	Mar 05-
$m	March 06	Sept 05	March 05	Mar 06	Mar 06
Reported net profit attributable to outside equity interests		(165)	(86)

Less adjustments:

AASB 132/139 adjustments
Accounting reclassifications		102	37
Adjusted net profit attributable to outside equity interests		(63)	(49)

Net Loans

	As at	As at	As at	% Mov’t	% Mov’t
Net Loans	31 March	30 Sept	31 March	Sept 05	Mar 05-
$m	2006	2005	2005	Mar 06	Mar 06
Business Unit
Business and Consumer Banking		146,444	139,899
Consumer (Australia)		106,701	101,828
Housing		99,214	94,489
Personal (loans and cards)		7,487	7,339
Business (incl. equip. finance)		38,456	36,776
Other		1,287	1,295
Westpac Institutional Bank		24,054	26,708
New Zealand (NZ$)		38,271	30,305
BT Financial Group		2,728	2,408
Pacific Banking		901	821

Group
Net loans		202,922	196,989

BUSINESS AND CONSUMER BANKING

TOTAL BCB

				% Mov’t	% Mov’t
	Half Year	Half Year	Half Year	Sept 05-	Mar 05-
$m	Mar 06	Sept 05	March 05	Mar 06	Mar 06
Net interest income		1,907	1,863
Non-interest income		605	565
Operating income		2,512	2,428
Operating expenses		(1,259)	(1,208)
Core earnings		1,253	1,220
Impairment losses on loans		(160)	(152)
Operating profit before tax		1,093	1,068
Tax and outside equity interests		(328)	(316)
Net profit after tax		765	752

Economic profit		706	687
Expense to income ratio		50.1%	49.8%

	$bn	$bn
Deposits	84.3	78.7
Net loans and acceptances	146.4	139.9
Total assets	149.5	142.6

CONSUMER SEGMENTS

				% Mov’t	% Mov’t
	Half Year	Half Year	Half Year	Sept 05-	Mar 05-
$m	March 06	Sept 05	March 05	Mar 06	Mar 06
Net interest income		1,170	1,164
Non-interest income		345	318
Operating income		1,515	1,482
Operating expenses		(902)	(874)
Core earnings		613	608
Impairment losses on loans		(122)	(119)
Operating profit before tax		491	489
Tax and outside equity interests		(148)	(144)
Net profit after tax		343	345

Expense to income ratio		59.5%	59.0%

	$bn	$bn
Deposits	43.8	41.5
Net loans and acceptances	106.6	101.7
Total assets	108.6	103.6

BUSINESS SEGMENTS

				% Mov’t	% Mov’t
	Half Year	Half Year	Half Year	Sept 05-	Mar 05-
$m	March 06	Sept 05	March 05	Mar 05	Mar 06
Net Interest Income		737	699
Non-interest income		260	247
Operating income		997	946
Operating expenses		(357)	(334)
Core earnings		640	612
Impairment losses on loans		(38)	(33)
Operating profit before tax		602	579
Tax and outside equity interests		(180)	(172)
Net profit after tax		422	407

Expense to income ratio		35.8%	35.3%

	$bn	$bn
Deposits	40.5	37.2
Net loans and acceptances	39.8	38.2
Total assets	40.9	39.0

WESTPAC INSTITUTIONAL BANK

				% Mov’t	% Mov’t
	Half Year	Half Year	Half Year	Sept 05-	Mar 05-
$m	March	Sept 05	March 05	Mar 06	Mar 06
Net interest income		191	240
Non-interest income		439	425
Operating income		630	665
Operating expenses		(268)	(282)
Core earnings		362	383
Impairment losses on loans		(7)	(30)
Operating profit before tax		355	3 53
Tax and outside equity interests		(115)	(109)
Net profit after tax		240	244

Economic profit		185	145
Expense to income ratio		42.5%	42.4%

	$bn	$bn
Deposits	6.3	8.0
Net loans and acceptances	24.1	26.7
Total assets	47.1	51.9

Institutional Bank (IB) [excluding Structured Finance]

				% Mov’t	% Mov’t
	Half Year	Half Year	Half Year	Sept 05-	Mar 05-
$m	March 06	Sept 05	March 05	Mar 05	Mar 06
Net interest income		117	131
Non-interest income		435	428
Operating income		552	559
Operating expenses		(264)	(278)
Core earnings		288	281
Impairment losses on loans		(6)	(30)
Operating profit before tax		282	251
Tax and outside equity interests		(86)	(93)
Net profit after tax		196	158

Expense to Income ratio		47.8%	49.7%

Structured Finance (SF)

$m	Half Year March 06	Half Year Sept 05	Half Year March 05	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Net interest income		74	109
Non-interest income		4	(3)
Operating income		73	105
Operating expenses		(4)	(4)
Core earnings		74	102
Impairment losses on loans		(1)	—
Operating profit before tax		73	102
Tax and outside equity interests		(29)	(16)
Net profit after tax		44	36

Expense to income ratio		5.1%	3.8%

NEW ZEALAND

NZ$m	Half Year Mar 05	Half Year Sept 05	Half Year Mar 05	% Mov’t Sept 05- Mar 06	% Mov’t March 05- March 06
Net interest income		453	444
Non-interest income		238	232
Operating income		691	676
Operating expenses		(327)	(329)
Core earnings		364	347
Impairment losses on loans		(18)	(19)
Operating profit before tax		346	328
Tax and outside equity interests		(104)	(107)
Net profit after tax		242	221

Economic profit		143	136
Expense to income ratio		47.3%	48.7%

	$bn	$bn
Deposits	19.9	19.3
Net loans	32.4	30.3
Total assets	34.1	32.0

BT FINANCIAL GROUP (AUSTRALIA)

$m	Half Year March 06	Half Year Sept 05	Half Year March 05	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Net interest income		18	13
Non-interest income		478	432
Operating income		496	445
Operating expenses		(266)	(261)
Core earnings		230	184
Impairment losses on loans		—	—
Operating profit before tax		230	184
Tax and outside equity interests		(59)	(46)
Net profit after tax		171	138

Economic profit		104	62
Expense to income ratio		53.6%	58.7%

	$bn	$bn
Total assets	17.2	16.1
Funds under management	37.2	35.8
Funds under administration	34.5	30.6

PACIFIC BANKING

$m	Half Year March 06	Half Year Sept 05	Half Year March 05	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Net interest income		39	34
Non-interest income		41	36
Operating income		80	70
Operating expenses		(27)	(26)
Core earnings		53	44
Impairment losses on loans		(2)	(1)
Operating profit before tax		51	43
Tax and outside equity interests		(15)	(14)
Net profit after tax		36	29

Economic profit		29	22
Expense to income ratio		33.8%	37.1%

	$bn	$bn
Deposits	1.2	1.1
Total assets	1.3	1.2

GROUP BUSINESS UNIT

$m	Half Year Mar 06	Half Year Sept 05	Half Year Mar 05	% Mov’t Sept 05- Mar 05	% Mov’t March 05- March 06
Net Interest Income		151	18
Non-Interest Income		78	(57)
Operating income		229	(39)
Operating expenses		18	(6)
Core earnings		247	(45)
Impairment losses on loans		6	(3)
Operating profit before tax		253	(48)
Tax and outside equity interests		(239)	(48)
Treasury shares		12	20
NZ Class shares		26	23
TPS revaluation		(15)	40
Cash earnings		37	(13)
Treasury shares		(12)	(20)
NZ Class shares		(26)	(23)
TPS revaluation		15	(40)
Net profit after tax		14	(96)

CONSOLIDATED INCOME STATEMENT

$m	Notes	31 March 2006	30 Sept 2005	31 March 2005	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Interest income			7,968	7,576
Interest expanse			(5,266)	(5,019)
Net interest income			2,702	2,557
Non-interest income			1,850	1,604
Non operating income			4,522	4,161
Operating expenses			(2,088)	(2,071)
Impairment losses on loans			(179)	(203)
Profit before income tax			2,285	1,887
Income tax expense			(683)	(540)
Net profit for the period			1,602	1,347
Net profit attributable to minority interests			(165)	(86)

Net profit attributable to equity holders WBC			1,437	1,261

CONSOLIDATED BALANCE SHEET

As at $m	Note	31 March 2006	30 Sept 2005	31 March 2005	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Assets
Cash and balances with central banks			1,845	2,038
Due from Other financial institutions			15,363	14,984
Derivative financial instruments			9,944	10,859
Financial assets at fair value			—	—
Other trading assets			12,034	12,636
Available -for-sale securities			2,428	2,898
Loans			198,058	191,862
Life Insurance assets			13,595	12,553
Acceptances of customers			4,864	5,127
Regulatory deposits with central banks overseas			347	562
Goodwill and other intangible assets			2,957	2,849
Property, plant & equipment			379	379
Deferred tax assets			993	1,070
Other assets			3,629	3,087
Total assets			266,436	260,954
Liabilities
Due to other financial institutions			10,654	8,137
Deposits at fair value			—	—
Deposits at amortised cost			149,252	145,607
Derivative financial Instruments			10,514	11,162
Other trading liabilities and other financial liabilities			3,154	3,326
Debt issues			48,754	49,984
Acceptances			4,864	5,127
Current tax liabilities			306	66
Deferred tax liabilities			193	218
Life insurance policy liabilities			11,717	11,250
Provisions			651	528
Other liabilities			5,270	4,932
Total liabilities excluding loan capital			245,329	240,337
Loan Capital
Subordinated bands, notes and debentures			3,702	4,257
Subordinated perpetual notes			512	505
Trust preferred securities 2004 (TPS 2004)			—	—
Fixed interest Resettable Trust Securities			—	—
Total loan capital			4,214	4,762
Total liabilities			249,543	245,099
Net Assets			16,393	15,855
Shareholders’ Equity
Share capital:
Ordinary share capital			5,296	4,523
Treasury shares			(61)	(75)
Reserves			46	27
Retained profits			8,280	7,721
Total equity attributable to equity holders of WBC			13,561	12,196

Minority Interests
Managed investment schemes			826	706
New Zealand Class shares			—	451
Fixed interest resettable trust securities (FIRsTS)			659	659
Trust preferred securities 2003 (TP5 2003)			1,137	1,137
Trust preferred securities 2004 (TPS 2004)			688	688
Other			22	78
Total minority interests			3,332	3,659
Total shareholders equity and minority interests			16,893	15,855
Contingent liabilities and credit commitments			—	—

STATEMENT OF CHANCES IN SHAREHOLDERS EQUITY

As at $m	Note	31 March 2006	30 Sept 2005	31 March 2005	% Mov’t Sept 05- Mar 06	% Mov’t Mar 05- Mar 06
Share capital
Balance at beginning of period			4,448	4,234
AlFRS transition adjustment			—	(50)
Restated balance at beginning of period			4,448	4,184
Shares issued:			—	—
Under dividend reinvestment plan			221	199
Under share purchase and option plan			101	90
In exchange For New Zealand Class shares			451	—
Shares bought back			—	—
(Acquisition)/disposal of treasury shares			14	(25)
Balance at period end			5,235	4,448
Equity based remuneration reserve
Balance at beginning of period			122	—
AlFRS transition adjustment			—	79
Restated balance at beginning of period			122	79
Current period movement			20	43
Balance at period end			142	122
Foreign currency translation reserve
Balance at beginning of period			(95)	—
AlFRS transition adjustment			—	83
Restated balance at beginning of period			(95)	—
Transfer from retained profits			(1)	1
Foreign currency translation adjustment			—	(96)
Tax on foreign currency tranilation adjustment			—	—
Balance at period end			(96)	(95)
Revaluation reserve – available-for-sale investments			—	—
Balance at beginning of period			—	—
AIFRS transition adjustment			—	—
Restated balance at beginning of period			—	—
Net gains/(losses) from changes in fair value			—	—
Income tax effect			—	—
Transferred to income statements			—	—
Income tax effect			—	—
Balance at period end			—	—
Hedging reserve – cash flow hedges			—	—
Balance at beginning of period			—	—
AlFRS transition adjustment			—	—
Restated balance at beginning of period			—	—
Net gains/(losses) from changes in fair value			—	—
Income tax effect			—	—
Transferred to income statements			—	—
Income tax effect			—	—
Balance at period end			—	—
Movements in retained earnings were as follows:
Balance at beginning of period			7,721	7,812
AIFRS transition adjustment			—	(569)
Restated balance at beginning of period			7,721	7,243
Net profit for the year			1,437	1,261
Final dividend for prior year			—	(782)
Interim dividend for current year			(879)	—
Transfer (to)/from reserves			1	(1)
Balance at period end			8,280	7,721